Exhibit 99.4

MTS SYSTEMS CORPORATION
SEVERANCE PAY PLAN
WAIVER AND RELEASE
ON TERMINATION OF EMPLOYMENT

I                                     Douglas E. Marinaro                       ,                               Vice President – Software & Consulting

                                     (type or print name)                                                                              (type or print title)

at MTS Systems Corporation (“MTS”), acknowledge that I am voluntarily electing to receive severance pay following the termination of my employment with MTS in exchange for the waiver and release of my claims as set forth in this document.

Benefit

I acknowledge that MTS has agreed to pay me a severance payment of $198,402.12, payable bi-weekly, beginning twenty [20] days after I sign this Waiver and Release (the “Release”), subject to all applicable payroll deductions, as full and fair payment for the waiver and release of my claims, as stated below, and my other obligations herein, if I sign and return this Release on (but no earlier than) my Termination Date or by the 45th day after the date on which I receive this Release to review, if later, and do not rescind it as provided below. I understand that I may sign this Release before expiration of the 45-day review period (but not before my Termination Date) and if I do so, I will be voluntarily waiving my right to the full 45 days. I am also advised by MTS to consult with my own attorney before signing his document.

The severance pay is in addition to my compensation, vacation pay and any other benefits to which I may be entitled under MTS benefit plans, including the MTS Systems Corporation Retirement Savings Plan, because of my employment with MTS, through my termination date.

I understand that I am also eligible to participate in executive outplacement services provided by MTS.

Change in Control Agreement

I understand that since I have received a Notice of Termination, the Change in Control Agreement that I entered into with MTS Systems Corporation on January 23, 2003 (the “Change in Control Agreement”), will no longer be in effect and shall be voided in its entirety as of my Notice of Termination.

Waiver and Release of Claims

In consideration of MTS’s payment of the severance payment to me, I promise to do the following for MTS:

(1)

I, for myself, my heirs, successors, assigns, and anyone who has or obtains any legal rights or claims through me, hereby fully waive, release and discharge MTS, its past and present subsidiaries, affiliates, directors, officers, shareholders, agents, employees, successors, attorneys,insurers, indemnitors, and assigns (the “Releasees”) from any and all known and unknown legal and equitable claims, actions, demands, damages, or liabilities of any nature, including without limitation, breach of contract, promissory estoppel, misrepresentation, wrongful or retaliatory discharge, defamation, obstruction of benefits and discrimination of any kind, under any applicable state or federal law, statute or regulation, specifically including but not limited to rights or claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Minnesota Human Rights Act,the North Carolina Equal Employment Practices Act, the Michigan Elliott-Larson Civil Rights Act and all other state laws relating in any way to labor and employment, arising out of or in any way connected with my employment or separation from employment with MTS and existing prior to the date of my signature on this Waiver and Release. I understand that I am not waiving any claims or rights which I may have which arise after I sign this Waiver and Release.

(2)

I agree not to at any time following my termination divulge, communicate or use for my benefit or the benefit of any person outside MTS any of MTS’s confidential information. Confidential information includes but is not limited to MTS’s trade secrets, records, data, specifications, developments, secret inventions, research activity, processes, designs, sketches, drawings, bills of material, supplier lists, manufacturing processes, methods and equipment; customer, prospective customer and vendor lists, identities, contacts or information; short term and long range plans, all financial information, including sales, specific customer account sales, gross margin information, operating expense and information, competitive strategies and pricing information, procurement resources, information concerning MTS’s business or its manner of operation, personnel information, sales and marketing strategies and information, and any other confidential or technical information which I have obtained during my employment with MTS and which has not been made public or otherwise disclosed in a nonconfidential manner.

(3)

For one year following my Termination Date, I also agree to refrain from the solicitation, either directly or indirectly, of all MTS (a) customers and prospective customers with whom I have had contact during the two years preceding my termination, (b) vendors and prospective vendors and (c) employees, for any purpose which would conflict with MTS’s interests. A prospective customer or vendor is a person or entity with whom MTS has, as of my termination date, a reasonable opportunity of entering into a business relationship within the six-month period following my Termination Date.

(4)	I will cooperate and assist with the shutdown of MTS’s Software & Consulting operations and any other assignments given to me until my January 31, 2006 Termination Date.

I acknowledge that MTS denies it is responsible or legally obligated to me for any claims I may have, other than claims to enforce my right to severance pay under this Release. This Release and the payment required under it fully resolve any and all differences MTS and I may have regarding my employment and separation from employment with MTS. This Release supersedes all prior written and oral agreements, policies and understandings between MTS and me including, but not limited to, the Change in Control Agreement, and except for the MTS EMPLOYEE AGREEMENT dated November 25, 2002. The MTS EMPLOYEE AGREEMENT shall continue to be fully effective and enforceable according to its terms and I hereby affirm my obligations under said AGREEMENT.

Opportunity for Review

My signature below acknowledges that I have read this Release carefully and understand all its terms; that I have had a full opportunity to consult with an attorney before signing it; and that I am signing it knowingly and voluntarily. In signing this Release, I have not relied upon any representation by any MTS employee, agent or attorney. I understand that I have 45 days to review this Release before I sign it.

Right to Rescind

I understand that this Release is governed by United States and Minnesota law and that I may change my mind and rescind it within fifteen (15) days after signing it, by delivering a written notice to the MTS Systems Corporation, Attn: Bob Ries, 14000 Technology Drive, Eden Prairie, MN, 55344, by hand or mail within the 15-day period. If I deliver the rescission by mail, it must be postmarked within 15 calendar days of the date on which I sign this agreement and sent by certified mail, return receipt requested. I also understand that this Release will become effective and enforceable only after the rescission period has expired. If I rescind this Release, MTS will owe me no benefits hereunder following the termination of my employment.

I understand that this Release must be signed and dated by me and returned to Bob Ries, 14000 Technology Drive, MN 55344 no earlier than my Termination Date or, if later, by the 45th day after I receive this document to review.

Subsequent MTS Employment

If I accept an offer of employment with MTS on or before payment of the severance payment to me, I shall only be entitled to and receive the portion of the severance payment allocable to the period from my termination date to the start date of my new position.

Employee Signature	Date

Accepted and approved by:

By:

	Chairman and Chief Executive Officer	Date